Legend Oil and Gas, Ltd. 8-K/A

Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

Black Diamond Energy Holdings, LLC (dba Maxxon Energy)
Salt Lake City, Utah

We have audited the accompanying consolidated balance sheets of Black Diamond Energy Holdings, LLC (dba Maxxon Energy) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in member’s equity, and cash flows for each of the years then ended. Black Diamond Energy Holdings, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Black Diamond Energy Holdings, LLC as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
June 4, 2015

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Black Diamond Energy Holdings, LLC

(dba Maxxon Energy)

Consolidated Balance Sheets

As of December 31, 2014 and 2013

	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$769,664	$292,031
Accounts receivable – trade	763,490	486,380
Parts inventory	194,989	53,219
Prepaid expenses	180,328	184,746
Other current assets	138,174	58,405
Total current assets	2,046,645	1,074,781

Property, plant, and equipment	4,385,251	4,392,944
Accumulated depreciation	(1,749,545)	(1,099,236)
Property, plant, and equipment, net	2,635,706	3,293,708

Security deposit	120,000	—
Other assets	53,600	35,616

Total assets	$4,855,951	$4,404,105

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$532,719	$369,668
Accounts payable – related parties	8,455	9,019
Other current liabilities	6,784	4,621
Total current liabilities	547,958	383,308

Total liabilities	547,958	383,308

Commitments and contingencies

Members’ equity	4,307,993	4,020,797

Total liabilities and members’ equity	$4,855,951	$4,404,105

See accompanying notes to the consolidated financial statements.

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Black Diamond Energy Holdings, LLC

(dba Maxxon Energy)

Consolidated Statements of Operations

For the Years Ended December 31, 2014 and 2013

	2014	2013

Revenues:
Operating revenues	$8,591,513	$9,086,611
Repair shop revenues	792,359	476,920
Total revenues	9,383,872	9,563,531

Cost of goods sold – repair shop	638,540	336,732

Gross profit	8,745,332	9,226,799

Operating expenses:
Purchased transportation expense	2,626,845	4,562,635
Salaries, wages, and employee benefits	2,547,667	1,914,694
Fuel and fuel taxes	805,901	682,205
Insurance	376,750	369,595
Repairs and maintenance	340,772	202,312
General and administrative expenses	796,497	769,429
Depreciation expense	805,899	797,277
Gain on disposal of assets	(17,140)	(16,272)
Total operating expenses	8,283,191	9,281,875

Net income (loss) from operations	462,141	(55,076)

Other income (expense):
Interest expense	(4,259)	(8,144)
Factoring income, net	16,357	26,038
Total other income	12,098	17,894

Net income (loss)	$474,239	$(37,182)

See accompanying notes to the consolidated financial statements.

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Black Diamond Energy Holdings, LLC

(dba Maxxon Energy)

Consolidated Statement of Changes in Members’ Equity

For the Years Ended December 31, 2014 and 2013

Total Members’ Equity

Balance at December 31, 2012	$4,688,335

Member distributions	(630,356)

Net loss	(37,182)

Balance at December 31, 2013	4,020,797

Member distributions	(187,043)

Net income	474,239

Balance at December 31, 2014	$4,307,993

See accompanying notes to the consolidated financial statements.

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Black Diamond Energy Holdings, LLC

(dba Maxxon Energy)

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2014 and 2013

	2014	2013

Cash flows from operating activities:
Net income (loss)	$474,239	$(37,182)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	805,899	797,277
Gain on disposal of revenue equipment	(17,140)	(16,272)
Changes in operating assets and liabilities:
Accounts receivable - trade	(277,110)	1,113,784
Parts inventory	(141,770)	(48,094)
Prepaid expenses	(289,171)	(303,564)
Other current assets	(79,769)	(58,405)
Accounts payable and accrued expenses	735,074	(214,721)
Net cash provided by operating activities	1,210,252	1,232,823

Cash flows from investing activities:
Payments for the purchases of property, plant, and equipment	(423,991)	(109,007)
Proceeds from disposal of revenue equipment	293,234	248,496
Payment for security deposit	(120,000)	—
Payments for other assets	(17,984)	(4,328)
Net cash provided (used in) investing activities	(268,741)	135,161

Cash flows from financing activities:
Payment on advances from related parties	(564)	(453,273)
Principal payments on debt	—	(71,170)
Payments on financed insurance premiums	(276,271)	(287,187)
Distributions to members	(187,043)	(630,356)
Net cash used in financing activities	(463,878)	(1,441,986)

Net increase (decrease) in cash and equivalents	477,633	(74,002)

Cash and cash equivalents, beginning of year	292,031	366,033

Cash and cash equivalents, end of year	$769,664	$292,031

Supplemental cash flow information:
Cash paid for interest	$4,259	$8,144
Cash paid for income taxes	$—	$—

Non-cash investing and financing activities:
Financed insurance premiums	$293,589	$280,582

See accompanying notes to the consolidated financial statements.

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Black Diamond Energy Holdings, LLC

(dba Maxxon Energy)

Notes to Consolidated Financial Statements

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Black Diamond Energy Holdings, LLC (dba Maxxon Energy) (the “Company”) was formed on April 12, 2012 as a Delaware limited liability company. The wholly owned operating subsidiaries operate in Killdeer, North Dakota, as a crude oil hauling company. The Company has eight wholly owned subsidiaries that include Black Diamond Energy LLC (the crude oil hauling operating company, also known as Maxxon Energy) and Treeline Diesel Center in Killdeer, ND, a diesel repair shop that services the Company’s equipment as well as other customers, BDE Tractor Leasing I LLC, BDE Tractor Leasing II LLC, BDE Trailer Leasing I LLC, BDE Trailer Leasing II LLC, BDE Trailer Leasing III LLC, and BDE Trailer Leasing IV LLC hold the tractors and trailers for the Company’s crude oil hauling operations.

BASIS OF PRESENTATION

The consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Black Diamond Energy Holdings, LLC and its subsidiaries. Intercompany transactions and balances have been eliminated.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions. The Company’s significant estimate is depreciable lives of fixed assets.

CASH AND CASH EQUIVALENTS

Periodically, the Company may carry cash balances at financial institutions in excess of the federally insured limit of $250,000. At December 31, 2014 and 2013, the Company’s cash in excess of the federally insured limit was $495,099 and $32,684, respectively. Historically, the Company has not incurred any losses related to cash balances.

ACCOUNTS RECEIVABLE

The Company’s accounts receivable represent amounts due from customers for oil hauling services and equipment repair services. Accounts receivable are carried at original invoice amount. Accounts receivable are written off when deemed uncollectible. Our trade accounts receivable includes amounts due from customers that have been reduced by an allowance for uncollectible accounts and revenue adjustments. The allowance for uncollectible accounts and revenue adjustments is based on historical experience, as well as any known trends or uncertainties related to customer billing and account collectability.

INVENTORIES

Inventories consist primarily of diesel truck parts. Inventories are stated at the lower of cost or market, using the average cost method. Cost includes the purchase price of the inventory from our vendors. We regularly review inventory quantities on hand. If our review indicates a reduction in quantity on hand we reduce our inventory to match the quantity on hand.

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PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated using the straight-line method over 5 years. Repairs and maintenance are charged to expense as incurred. Repairs to trucks and trailers that include new equipment that will either increase the value of the equipment or extend the useful life of the equipment are capitalized and depreciated using the straight-line method over 5 years. The Company has estimated salvage values on all equipment at 10% of the equipment’s original cost. The cost and accumulated depreciation of property and equipment retired or otherwise disposed of are eliminated from the respective accounts and any resulting gain or loss is included in operating expenses.

Long-lived assets, such as property and equipment to be held and used in operations, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets are grouped at the lowest level at which identifiable cash flows are largely independent when assessing impairment. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Recoverability of long-lived assets is dependent upon, among other things, the Company's ability to continue to achieve profitability in order to meet its obligations when they become due. In the opinion of management, based upon current information, the carrying amount of long-lived assets will be recovered by future cash flows generated through the use of such assets over their respective estimated useful lives.

INCOME TAXES

The Company elected to be taxed as a partnership under the Internal Revenue Code. The Company pays no U.S. taxes on its earnings. The Company’s net earnings are passed through to the Company members and, as such, reports no income tax expense or liability.

REVENUE RECOGNITION

We recognize revenue based on the relative transit time of the freight transported and as other services are provided. Accordingly, a portion of the total revenue that will be billed to the customer once a load is delivered is recognized in each reporting period based on the percentage of the freight pickup and delivery service that has been completed at the end of the reporting period.

We record revenues on the gross basis at amounts charged to our customers because we are the primary obligor, we are a principal in the transaction, we invoice our customers and retain all credit risks, and we maintain discretion over pricing. Additionally, we are responsible for the selection of third-party transportation providers. Independent contractor providers of revenue equipment are classified as purchased transportation expense on the consolidated statements of operations.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The main objective of this update is to require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. The guidance in this update supersedes virtually all present U.S. GAAP guidance on revenue recognition. The amendments to the standard require the use of more estimates and judgments than the present standards and require additional disclosures. The amendments are effective as of January 1, 2017 and we are currently evaluating this standard and our existing revenue recognition policies to determine which of our customer arrangements in the scope of the guidance will be affected by the new requirements and what impact they would have on our consolidated financial statements upon adoption of this standard.

There were other various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our consolidated financial position, operations or cash flows.

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SUBSEQUENT EVENTS

The Company has evaluated all transactions from December 31, 2014 through the financial statement issuance date for subsequent event disclosure consideration.

NOTE 2 – PREPAID INSURANCE

The Company maintains insurance policies as required for the operations of its business. Premiums are due at the beginning of the policy period. The Company uses a financing company to finance the insurance costs. Since the policies are paid for in advance, the Company carries a prepaid insurance balance on its books and amortizes the costs on a straight line basis over the policy period. As of December 31, 2014 and 2013, the balance of total prepaid expenses was $180,328 and $184,746, respectively, which included prepaid insurance of $142,816 and $138,335, as of December 31, 2014 and 2013, respectively.

NOTE 3 – PROPERTY AND EQUIPMENT

	December 31, 2014	December 31, 2013
Trucks, trailers, and vehicles	$4,021,834	$4,120,082
Furniture and equipment	293,521	202,969
Office trailer	69,896	69,896
Property and equipment, at cost	4,385,251	4,392,944
Accumulated depreciation	(1,749,545)	(1,099,236)
Property and equipment, net	$2,635,706	$3,293,708

Property and equipment are stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are 5 years.

During the years ended December 31, 2014 and 2013, depreciation expense was $805,899 and $797,277, respectively.

NOTE 4 – SECURITY DEPOSIT AND OTHER ASSETS

The Company had other assets consisting of deposits with vendors and landlord. On September 1, 2014, the Company entered into a long-term lease for their diesel repair shop, which expires on September 20, 2017, and paid a security deposit of $120,000. Prior to September 1, 2014, the Company leased space on an annual basis without a security deposit requirement. As of December 31, 2014 and 2013, deposits with landlords were $120,000 and $0, respectively. As of December 31, 2014 and 2013, deposits with vendors were $30,000 and $30,000, respectively.

NOTE 5 – MEMBERS’ EQUITY

As of December 31, 2014 and 2013, the Company had authorized 1,000,000 member units of which all were issued and outstanding.

Member balances were as follows as of December 31, 2013:

Member	Units	% of Total
Sher Trucking LLC	583,333	58%
Adam O’Farrell	50,000	5%
Albert Valentin	200,000	20%
Steven Wallace	166,667	17%
Total	1,000,000	100%

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On April 25, 2014, Adam O’Farrell redeemed his 50,000 member units. Those units were allocated to Sher Trucking LLC. Member balances as of December 31, 2014 were as follows:

Member	Units	% of Total
Sher Trucking LLC	633,333	63%
Albert Valentin	200,000	20%
Steven Wallace	166,667	17%
Total	1,000,000	100%

During the years ended December 31, 2014 and 2013, the Company paid out distributions to members of $187,043 and $630,356, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

The Company leases office space, a diesel repair shop, and employee housing under non-cancelable lease agreements. The leases provide that the Company pays taxes, insurance, utilities, and maintenance expenses related to the leased assets. Future minimum lease payments for these non-cancelable operating leases as of December 31, 2014 are as follows:

2015	$170,000
2016	120,000
2017	90,000
Thereafter	—
Net minimum lease payments	$380,000

Rent expense under operating leases was $203,757 and $143,850 for the years ended December 31, 2014 and 2013, respectively.

In the ordinary course of business, the Company can be involved in various legal proceedings and claims that arise. Most claims of which are covered in whole or in part by insurance. To date, we are not aware of any legal proceedings or claims that will have a material adverse effect upon our financial position, results of operations or cash flows.

NOTE 7 – RELATED PARTY TRANSACTIONS

For the years ended December 31, 2014 and 2013, Sher Trucking LLC, a member of the Company, was paid $50,000 for management and accounting services. As of December 31, 2014 and 2013, $4,166 was owed for those services and was included in accounts payable – related parties.

Factoring Fees

In addition to the drivers employed by the Company, the Company also contracts with independent third party companies (“Lessors”) to haul oil. The Company has a factoring agreement with the Lessors which provides that the Company will pay the Lessors on the 25th and 10th of each month following when the oil was hauled. The Lessors receive this expedited payment rather than waiting until the Company has been paid by the customers. In return for the expedited payment, the Lessors agree to pay the Company a fee of 2% of gross pay. The net effect of the fee is to reduce the Lessors commission rate by 2%. Of the 2% factoring fee collected, the Company retains 0.5% and pays the other 1.5% to Sher Trucking, a Member of the Company, in exchange for Sher Trucking facilitating the cash necessary to pay the Lessors before the Company is paid by customers. In 2013 and 2014, total factoring fees charged to Lessors were $102,646 and $65,426 respectively. In 2013 and 2014, the total amount of factoring fees paid to Sher Trucking was $76,608 and $49,069 respectively. As of December 31, 2014 and 2013, accrued factoring fees owed to Sher Trucking were $4,289 and $4,853, respectively, and was included in accounts payable – related parties.

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NOTE 8 – CONCENTRATION OF CUSTOMERS

The Company routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited and has not experienced significant write-downs in its accounts receivable balances. As of December 31, 2014, Stat Oil, Bridger, and Northern Tier Energy, combined, represented 90% of the Company's accounts receivable balance. As of December 31, 2013, Stat Oil, Bridger, Prairie, and Northern Tier Energy, combined, represented 83% of the Company's accounts receivable balance. During fiscal years 2014 and 2013, these customers represented 92% and 91%, respectively, of revenues. The Company’s operations are located in Killdeer, ND and are concentrated 100% in hauling oil and servicing equipment in the oil industry located in the Bakken.

NOTE 9 – SUBSEQUENT EVENTS

On April 3, 2015, all of the Company’s members entered into a Membership Interest Purchase Agreement (the "Agreement") with Legend Oil and Gas Ltd. ("Legend") to sell all of their membership units of the Company. Pursuant to the Agreement, Legend:

a)	Paid $1,500,000 cash to Sher Trucking LLC, a member of the Company;
b)	Issued a secured promissory note to Sher Trucking LLC in the amount of $2,854,000 (the “Note”);
c)	Issued 90,817,356 shares of Legend common stock to Albert Valentin, a member of the Company;
d)	Agreed to issue 57,682,644 shares of Legend common stock to Steven Wallace, a member of the Company, or at Wallace’s election not later than April 24, 2015, warrants to purchase 57,682,644 shares of Legend common stock at $0.001 per share. Such shares or warrants will be adjusted proportionately based on the Agreement’s required working capital adjustment.

In addition, Legend paid an additional $125,000 to Sher Trucking LLC as an advance against an anticipated purchase price adjustment. The purchase price is subject to an adjustment based on the amount of net working capital of the Company at closing. In the event the net working capital is either greater than or less than the estimated net working capital at closing, Sher and Wallace will share the positive or negative adjustment. Any adjustment for Sher will be in cash. Any adjustment for Wallace will be in shares of Legend common stock or warrants.

The principal amount of the Note bears interest at five percent (5%) per annum and is due and payable in full on April 3, 2016. The Note is secured by certain rolling stock trucks and trailers owned by subsidiaries of the Company.

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